Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of AerCap Holdings N.V. of our report dated March 9, 2018 relating to the financial statements, which appears in AerCap Holdings N.V.’s Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Amsterdam, The Netherlands, October 1, 2019

PricewaterhouseCoopers Accountants N.V.

/s/ H.C. Wüst RA

H.C. Wüst RA